Exhibit 99.1

PC Connection, Inc. Reports Fourth Quarter and Year-end Results

    MERRIMACK, N.H.--(BUSINESS WIRE)--Jan. 29, 2004--

    FOURTH QUARTER HIGHLIGHTS:

    --  11% growth in net sales
    --  11% growth in sales representatives
    --  6% growth in active customers

    PC Connection, Inc. (NASDAQ: PCCC), a leading direct marketer of information technology (IT) products and solutions, today announced results for the quarter and year ended December 31, 2003. Net sales for the three months ended December 31, 2003 increased by $36.2 million, or 11.2%, to $358.4 million from $322.2 million for the three months ended December 31, 2002. Net income for the quarter ended December 31, 2003, on a generally accepted accounting principles
(GAAP) basis, was $0.7 million, or $.03 per share, compared to $2.9 million, or $0.12 per share for the three months ended December 31, 2002.
    The three-month period ended December 31, 2003 included special charges that reduced earnings and earnings per share. Had these charges not been incurred, pro forma net income for the quarter ended December 31, 2003 would have been $1.7 million, or $.07 per share. A reconciliation between net income on a GAAP basis and pro forma net income is provided in a table immediately following the Consolidated Income Statements.
    Net sales for the year ended December 31, 2003 were $1.31 billion, compared to $1.19 billion for the corresponding period a year ago. Net income for the year ended December 31, 2003, on a GAAP basis, was $5.9 million, or $.23 per share, compared to net income of $3.2 million, or $.13 per share for the corresponding period a year ago. MoreDirect, Inc., the Company's large account subsidiary, was acquired in April 2002 and included in 2002 results only from that date forward. The twelve-month periods ended December 31, 2003 and 2002 included charges related to workforce reductions and other special charges that reduced earnings and earnings per share. Had these charges not been incurred, pro forma net income for the twelve months ended December 31, 2003 would have been $7.1 million, or $.28 per share, compared to $4.3 million, or $.17 per share, for the corresponding period a year ago.
    Net sales for the small- and medium-sized business (SMB) segment increased in this quarter by 19.0% from the fourth quarter of 2002 to $199.6 million and increased sequentially by 11.2% over the immediately preceding quarter. Sales to government and education customers (the Company's Public Sector segment) increased year-over-year by 5.8%, but decreased by 13.7% over the immediately preceding quarter to $89.4 million. More specifically, sales to state, local, and education customers decreased sequentially this quarter by 25.7% but grew year-over-year by 29.4%. Sales to the federal government decreased sequentially by 1.8% and decreased year-over-year by 7.1%. Sales to large corporate account customers increased 4.7% from the third quarter of 2003 to $69.4 million but remained flat with the corresponding period a year ago.
    Patricia Gallup, Chairman and Chief Executive Officer of PC Connection, Inc., said, "We are pleased with our Company's overall performance during the fourth quarter of 2003. Our continued efforts to improve our business processes and overall efficiency have helped us compete effectively during this period, especially in sales to our small- and medium-sized business customers."
    The Company's largest sales subsidiary, PC Connection Sales Corporation, which targets the SMB segment, achieved the highest year-over-year growth since the third quarter of 2000. During 2003, the consolidated company improved overall sales productivity by 2%, to $2.5 million per sales representative on an annualized basis. During the same period, the consolidated company increased the number of sales representatives by 11%. The total number of sales representatives as of December 31, 2003 increased to 567 from 512 as of December 31, 2002. In addition, the number of active customers, or customers who have purchased from the Company within the last twelve months, increased 6% over the fourth quarter of 2002.
    Notebooks and PDAs continued to be the Company's largest product category, accounting for 19.0% of net sales in the fourth quarter of 2003 compared to 16.4% for the corresponding period a year ago. Desktop computers and servers accounted for 15.8% of net sales in the fourth quarter of 2003 compared to 15.5% of net sales for the corresponding period a year ago. The average sales price for computer systems decreased 1.1% in the fourth quarter compared to the corresponding period a year ago, but increased 2.4% compared to the third quarter of 2003.
    Gross profit margin as a percentage of net sales was 10.1% in the fourth quarter of 2003, compared to 11.1% in the fourth quarter of 2002. Gross profit margins were lower as a result of more competitive pricing in all three sales subsidiaries. As previously stated, the Company expects that its gross profit margin as a percentage of net sales may vary by quarter based upon vendor support programs, product mix, pricing strategies, market conditions, and other factors.
    Total selling, general and administrative expenses, as a percentage of sales, decreased to 9.2% in the fourth quarter of 2003, compared to 9.7% in the corresponding period a year ago. The Company expects that its SG&A, as a percentage of net sales, may vary by quarter depending on changes in sales volume, as well as the levels of continuing investments in key growth initiatives.
    Ms. Gallup concluded, "The results from 2003 are encouraging. Our overall sales are up to their highest level since 2000, the peak year for us during the last technology-buying boom. Also, the process improvement initiatives we have engaged in to improve overall efficiency have kept our business competitive and our balance sheet sound. Based on the growing number of customers and the accelerating sales productivity we currently see at PC Connection, we believe our Company is in a strong position in 2004 to gain market share and enhance long-term shareholder value."
    PC Connection, Inc., a Fortune 1000 company, operates three sales subsidiaries, PC Connection Sales Corporation of Merrimack, NH, GovConnection, Inc. of Rockville, MD, and MoreDirect, Inc. of Boca Raton, FL. PC Connection Sales Corporation (1-800-800-5555) is a rapid-response provider of information technology (IT) products and solutions offering more than 100,000 brand-name products to businesses through its staff of technically trained sales account managers and catalog telesales representatives, catalogs and publications, and its web site at www.pcconnection.com. The subsidiary serves the Apple/Macintosh community through its MacConnection division (1-800-800-2222), which also publishes specialized catalogs and is online at www.macconnection.com. GovConnection, Inc. (1-800-800-0019) is a rapid-response provider of IT products and solutions to federal, state, and local government agencies and educational institutions through specialized account managers, catalogs and publications, and online at www.govconnection.com. MoreDirect, Inc. (www.moredirect.com) provides corporate technology buyers with a comprehensive web-based e-procurement solution and in-depth IT supply-chain expertise, serving as a one-stop source by aggregating more than 300,000 products from the inventories of leading IT wholesale distributors and manufacturers. All three subsidiaries can deliver custom-configured computer systems overnight.
    A live webcast of PC Connection management's discussion of the fourth quarter results will be available on the Company's Web site at www.pcconnection.com and on www.streetevents.com. The webcast will begin today at 10:00 am ET.

    "Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements that are subject to risks and uncertainties, including, but not limited to, the impact of changes in market demand and the overall level of economic activity, or in the level of business investment in information technology products, competitive products and pricing, product availability and market acceptance, new products, fluctuations in operating results and other risks detailed under the caption "Factors That May Affect Future Results and Financial Condition" in the Company's 2003 Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for the period ended September 30, 2003. More specifically, the statements in this release concerning the Company's outlook for 2004 and the statements concerning the Company's gross margin percentage and selling and administrative costs and other statements of a non-historical basis (including statements regarding implementing strategies for future growth, the ability of the Company to improve sales productivity and increase its active customers) are forward-looking statements that involve certain risks and uncertainties. Such risks and uncertainties include the ability to realize market demand for and competitive pricing pressures on the products and services marketed by the Company, the continued acceptance of the Company's distribution channel by vendors and customers, continuation of key vendor and customer relationships and support programs and the ability of the Company to hire and retain qualified sales representatives and other essential personnel.



CONSOLIDATED SELECTED FINANCIAL HIGHLIGHTS
At or For the Three
Months Ended December 31,  2003              2002
(Dollars and shares in
thousands, except
operating data,                   % of               % of        %
price/earnings ratio
and per share data)              Net Sales         Net Sales   Change

Operating Data:

 Net sales growth         11.2%             17.7%
 Diluted earnings
   per share growth      (75.0)            100.0
 Gross profit margin      10.1              11.1
 Operating margin          0.5               1.4
 Return on equity(2)       1.9               7.7

 Catalogs distributed   8,726,000        7,588,000             15.0%
 Orders entered(1)        338,000          309,800              9.1
 Average order size(1)     $1,202           $1,135              5.9

 Inventory turns(2)            17               20            (15.0)
   Days sales outstanding      47               48              2.1
   Active customers       498,746          470,569              6.0

Product Mix:

 Notebooks & PDAs       $  68,001  19.0%  $ 52,744    16.4%    28.9%
 Desktops/Servers          56,590  15.8     50,051    15.5     13.1
  Storage Devices          29,169   8.1     28,295     8.8      3.1
  Software                 45,446  12.7     34,635    10.7     31.2
 Networking Communications
  Products                 27,211   7.6     26,981     8.4      0.9
 Printers & Printer
  Supplies                 36,953  10.3     41,602    12.9    (11.2)
 Videos, Imaging & Sound   44,251  12.3     36,296    11.3     21.9
 Memory & System
  Enhancements             20,673   5.8     19,451     6.0      6.3
 Accessories/Other         30,082   8.4     32,095    10.0     (6.3)
                        ----------------------------------------------
                        $ 358,376 100.0% $ 322,150   100.0%    11.2%
                        ==============================================

Enterprise Net Sales:
(included in the
 above Product Mix)     $ 101,908  28.4% $  89,357    27.7%    14.0%

Stock Performance
 Indicators:

Actual shares
  outstanding              24,980           24,635
 Total book value
  per share                 $6.29           $6.09
 Tangible book
  value per share           $4.34           $4.57
 Closing price              $8.23           $5.07
 Market capitalization   $205,585         $124,899
 Trailing price/
  earnings ratio(3)            34              39

    (1) Does not reflect cancellations or returns
    (2) Annualized
    (3) Earnings is based on the last four quarters


SELECTED SEGMENT INFORMATION
For the Three Months
 Ended December 31,             2003                   2002
                           Net        Gross       Net        Gross
(Dollars in thousands)    Sales      Margin(%)   Sales      Margin (%)

PC Connection
 Sales Corporation(SMB)  $ 199,615    11.1%    $ 167,749      12.3%
GovConnection
 (Government & Education)   89,371     8.0        84,492       8.6
MoreDirect
 (Large Account)            69,390    10.1        69,909      11.1
                        ----------------------------------------------
        Total            $ 358,376    10.1%    $ 322,150      11.1%
                        ==============================================


CONSOLIDATED
INCOME STATEMENTS
Three Months
 Ended December 31,             2003                     2002
(Amounts in thousands,
except per share data)   Amount %  of Net Sales  Amount % of Net Sales

Net sales              $ 358,376     100.00%      322,150     100.00%
Cost of sales            322,055      89.86       286,408      88.91
                        ----------------------------------------------
  Gross Profit            36,321      10.14        35,742      11.09
Selling, general and
 administrative expenses  33,108       9.24        31,252       9.70
Restructuring costs and
 other special charges     1,532        .43           -          -
                        ----------------------------------------------
  Income From Operations   1,681        .47         4,490       1.39

Interest expense           (456)       (.13)         (317)      (.10)
Other, net                   (8)          -            92        .03
Income tax provision       (487)       (.14)       (1,401)      (.43)
                        ----------------------------------------------
  Net Income              $ 730         .20%     $  2,864        .89%
                        ==============================================

Weighted average
 common shares
 outstanding:
  Basic                  24,792                    24,583
                        ===================================
  Diluted                25,308                    24,850
                        ===================================
Earnings per common
 share:
  Basic                  $  .03                    $  .12
                        ===================================
  Diluted                $  .03                    $  .12
                        ===================================


CONSOLIDATED INCOME
 STATEMENTS
Twelve Months Ended
 December 31,             2003                        2002
(Amounts in
 thousands,
 except per
 share data)        Amount   % of Net Sales   Amount  % of Net Sales

Net sales        $ 1,312,891      100.00%  $ 1,191,497      100.00%
Cost of sales      1,175,212       89.51     1,062,311       89.16
                ------------------------------------------------------
  Gross Profit       137,679       10.49       129,186       10.84
Selling, general
 and administrative
 expenses            124,824        9.51       121,964       10.23
Restructuring costs
 and other special
 charges               1,929         .15         1,636        .14
                  ----------------------------------------------------
  Income From
   Operations         10,926         .83         5,586        .47

Interest expense      (1,305)       (.10)       (1,152)      (.10)
Other, net               117         .01           513        .04
Income tax provision  (3,850)       (.29)       (1,700)      (.14)
                  ----------------------------------------------------
 Net Income          $ 5,888         .45%      $  3,247        .27%
                  ====================================================

Weighted average
 common shares
 outstanding:
  Basic               24,713                     24,555
                  ========================================
  Diluted             25,114                     24,860
                  ========================================
Earnings per
 common share:
  Basic              $  .24                      $  .13
                  ========================================
  Diluted            $  .23                      $  .13
                  ========================================


A RECONCILIATION BETWEEN GAAP AND PRO FORMA NET INCOME

    This information is being provided so as to allow for a comparison of our operating results without workforce reduction and other special charges.


(Amounts in     Three Months Ended   Twelve Months Ended December 31,
 thousands)      December 31, 2003      2003                2002

GAAP net income      $ 730            $ 5,888             $ 3,247

Restructuring
 costs and other
 special charges
 (after tax)           920              1,167               1,073
                 ----------------------------------------------------

Pro forma
 net income        $ 1,650            $ 7,055            $  4,320
                 ====================================================


CONSOLIDATED BALANCE SHEETS        December 31,         December 31,
(Amounts in thousands)                2003                 2002

ASSETS

Current Assets:
  Cash and cash equivalents        $  2,977            $   1,797
  Restricted cash (1)                 5,000                5,000
  Accounts receivable, net          144,337              135,314
  Inventories - merchandise          80,140               52,479
  Deferred income taxes               1,732                  741
  Income tax receivable               2,190                1,294
  Prepaid expenses and
   other current assets               3,649                3,278
                                 ------------------------------------
          Total current assets      240,025              199,903
Property and equipment, net          20,396               25,995
Goodwill, net and
 other intangibles, net              48,657               37,450
Restricted cash (1)                      -                 5,000
Other assets                            208                  334
                                 ------------------------------------
          Total assets           $  309,286           $  268,682
                                 ====================================

LIABILITIES AND STOCKHOLDERS' EQUITY

 Current Liabilities:
   Current maturities of
    capital lease obligation
     to affiliate                $     334               $   200
   Note payable - bank               5,614                    -
 Accounts payable                  112,538                85,493
 Accrued expenses and
  other liabilities                 24,656                22,921
                                 ------------------------------------
     Total current liabilities     143,142               108,614
 Capital lease obligation to
  affiliate, less current
  maturities                         6,088                 6,421
 Deferred taxes                      2,867                 3,503
                               --------------------------------------
     Total liabilities            152,097                118,538
                               --------------------------------------
Stockholders' Equity:
 Common stock                        253                     250
 Additional paid-in capital       76,428                  75,274
 Retained earnings                82,794                  76,906
 Treasury stock at cost           (2,286)                 (2,286)
                               --------------------------------------
   Total stockholders'
     equity                      157,189                 150,144
                               --------------------------------------
   Total liabilities and
     stockholders' equity      $ 309,286            $    268,682
                               ======================================

    (1) Cash escrow established for the MoreDirect, Inc. acquisition.


CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
Twelve months ended
December 31, 2003
(Amounts in thousands)
            Common Stock     Additional     Retained  Treasury Shares
         Shares    Amount  Paid In Capital  Earnings  Shares    Amount

Balance -
December
31, 2002  24,997   $ 250     $ 75,274      $ 76,906    (362)  $(2,286)

Exercise of
stock
options,
including
income tax
benefits    257        2          728           -         -       -

Issuance of
stock under
employee
stock
purchase
plan         88        1          426           -         -       -

Net income   -         -           -         5,888        -
          ------------------------------------------------------------

Balance -
December
31, 2003  25,342    $ 253     $ 76,428    $ 82,794     (362)  $(2,286)
         =============================================================

                      Total

Balance -
December
31, 2002          $  150,144

Exercise of
stock
options,
including
income tax
benefits                 730

Issuance of
stock under
employee
stock
purchase
plan                     427

Net income             5,888
                   -----------

Balance -
December
31, 2003           $ 157,189
                   ===========


CONSOLIDATED STATEMENTS OF CASH FLOWS
Twelve Months Ended
December 31,                             2003                  2002
(Amounts in
thousands)

Cash Flows from
Operating Activities:

Net income                           $    5,888            $   3,247
Adjustments to
 reconcile
 net income to net
 cash provided
 by (used for)
  operating activities:
   Depreciation and amortization          8,363                8,145
   Deferred income taxes                 (1,627)               1,475
   Provision for doubtful accounts        2,953                7,238
   Loss on disposal of fixed assets          41                    1
Changes in assets and liabilities:
   Accounts receivable                  (11,976)             (6,478)
   Inventories                          (27,661)              5,295
   Prepaid expenses and
    other current assets                 (1,267)                 83
   Other non-current assets                 126                 (48)
   Accounts payable                      27,045             (12,808)
   Income tax benefits from
    exercise of stock options               349                 117
   Accrued expenses and
    other liabilities                     1,038              (1,279)
                                       -------------------------------
Net cash provided by operating activities 3,272               4,988
                                       -------------------------------

Cash Flows from Investing Activities:

 Purchases of property and equipment     (2,517)             (5,075)
 Proceeds from sale of
   property and equipment                     2                  17
 Payments for acquisition,
   net of cash acquired                 (10,800)            (22,585)
 Cash escrow distributed
   (funded) for acquisition               5,000             (10,000)
                                       -------------------------------
 Net cash used for investing activities  (8,315)            (37,643)
                                       -------------------------------

Cash Flows from Financing Activities:

 Proceeds from short-term
   borrowings                            238,259              69,836
 Repayment of short-term
   borrowings                           (232,645)           (69,836)
 Repayment of notes payable                  -               (1,000)
 Repayment of capital lease
   obligation to affiliate                  (199)              (171)
 Exercise of stock options                   381                255
 Issuance of stock under
  employee stock purchase plan               427                512
 Purchase of treasury shares                  -                (749)
                                        ------------------------------
 Net cash provided by (used for)
  financing activities                     6,223             (1,153)
                                        ------------------------------

Increase/(decrease) in
  cash and cash equivalents                1,180            (33,808)
Cash and cash equivalents,
  beginning of period                      1,797             35,605
                                        ------------------------------
Cash and cash equivalents,
  end of period                         $  2,977           $  1,797
                                        ==============================

Supplemental Cash Flow Information:

  Interest paid                         $    899            $   901
  Income taxes paid                        6,065              1,734

    CONTACT: PC Connection, Inc.
             Mark A. Gavin, 603/683-2451